Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-138554) of OneBeacon Insurance Group, Ltd. of our report dated June 26, 2009 relating to the financial statements of the OneBeacon 401(k) Savings and Employee Stock Ownership Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
June 26, 2009